EXHIBIT 32.1
Certification of Chief Executive Officer Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Jones Lang LaSalle Incorporated (the "Company") on Form 10-K for the period ending December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christian Ulbrich, as Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: February 27, 2020

/s/ Christian Ulbrich

Christian Ulbrich Chief Executive Officer and President

Certification of Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Jones Lang LaSalle Incorporated (the "Company") on Form 10-K for the period ending December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephanie Plaines, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: February 27, 2020

/s/ Stephanie Plaines

Stephanie Plaines Executive Vice President and Chief Financial Officer